                                                                    EXHIBIT 99.1


[NYSE LOGO]                                    [THE COOPER COMPANIES LETTERHEAD]

NEWS RELEASE

CONTACT:

Norris Battin
The Cooper Companies, Inc.
ir@coopercompanies.com
----------------------
FOR IMMEDIATE RELEASE

              COOPER TO OFFER $100 MILLION IN CONVERTIBLE DEBENTURES

       LAKE FOREST, Calif., June 19, 2003 - The Cooper Companies, Inc. (NYSE:COO) announced today that it intends to offer a private placement of $100 million of unsecured convertible debentures, which will be convertible under certain conditions into shares of Cooper's common stock at a price to be determined. The exact terms and timing are subject to market and other conditions. The offer will be made only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the "Securities Act"). Cooper intends to grant the initial purchasers a 30-day option to purchase up to an additional $15 million of convertible debentures.

       Cooper intends to use the proceeds from this offering to reduce amounts drawn down under its revolving credit facility and for general corporate purposes, including possible future acquisitions.

       The convertible debentures and the shares of Cooper common stock issuable upon conversion have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

       This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in a jurisdiction in which such offering would be unlawful.

       Forward-looking Statements

       This news release contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. These include statements about our capital resources, performance and results of operations. In addition, all statements regarding anticipated growth in our revenue, anticipated market conditions and results of operations are forward-looking. To identify these statements look for words like "believes," "expects," "may," "will," "should," "seeks," "intends," "plans," "estimates" or "anticipates" and similar words or phrases. Discussions of strategy, plans or intentions often contain forward-looking statements. Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise.

       Events, among others, that could cause actual results and future actions to differ materially from those described in forward-looking statements include major changes in business conditions, a major disruption in the operations of our manufacturing facilities, new competitors or technologies, significant delays in new product introductions, the impact of an undetected virus on our computer systems, acquisition integration delays or costs, increases in interest rates, foreign currency exchange exposure, investments in research and development and other start-up projects, dilution to earnings per share from acquisitions or issuing stock, regulatory issues, cost of complying with new corporate governance regulatory requirements, changes in tax laws or their interpretation, changes in geographic profit mix effecting tax rates, significant environmental cleanup costs above those already accrued, litigation costs including any related settlements or judgments, cost of business divestitures, the requirement to provide for a significant liability or to write off a significant asset, changes in accounting principles or estimates, and other events described in our Securities and Exchange Commission filings, including the "Business" section in our Annual Report on Form 10-K for the year ended October 31, 2002. We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

       These forward-looking statements include Cooper's intention to consummate the issuance of the convertible debentures and the intended use of proceeds. The proposed sale of the convertible debentures is subject to conditions, and there can be no assurance that Cooper will complete the sale of convertible debentures. In addition, Cooper's business is subject to the risks and uncertainties described in its filings with the Securities and Exchange Commission.

       Corporate Information

       The Cooper Companies, Inc. manufactures and markets specialty healthcare products through its CooperVision and CooperSurgical units.

       CooperVision markets a broad range of contact lenses for the vision care market. Headquartered in Lake Forest, Calif., it manufactures in Huntington Beach, Calif., Rochester, N.Y., Norfolk, Va., Adelaide, Australia, Farnborough and Hamble, England, Madrid, Spain and Toronto. Its Web address is www.coopervision.com.

       CooperSurgical supplies diagnostic products, surgical instruments and accessories to the gynecology market. With headquarters in Trumbull, Conn., it also manufactures in Bedminister N.J., Cranford, N.J., Fort Atkinson, Wis., Malmo, Sweden, Montreal and Berlin. Its Web address is www.coopersurgical.com.

       Corporate offices are located in Lake Forest and Pleasanton, Calif. A toll free interactive telephone system at 1-800-334-1986 provides stock quotes, recent press releases and financial data. Cooper's World Wide Web address is www.coopercos.com.


                                            ###